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                                          Exhibit (23)-2
                                          Commonwealth Edison Company
                                          Form 10-Q  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


       As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-Q for the quarterly period ended June 30, 1995, into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and
(3) prospectus dated July 27, 1995, constituting part of Form S-3 Registration Statement File No. 33-61343 (relating to Company-Obligated Preferred Securities of Subsidiary Trust). We also consent to the application of our report, to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1994 and June 30, 1995 appearing on page 42 of this Form 10-Q.



                                    ARTHUR ANDERSEN LLP



Chicago, Illinois
August 8, 1995